PROXY STATEMENT OF PHILLIP GOLDSTEIN, A STOCKHOLDER OF THE NEW
  GERMANY FUND, INC., IN OPPOSITION TO THE SOLICITATION BY THE
                       BOARD OF DIRECTORS

  ANNUAL MEETING OF STOCKHOLDERS (To be held on June 21, 2005)

I, Phillip Goldstein, a stockholder of The New Germany Fund, Inc. (the "Fund"), am sending this proxy statement and the enclosed GREEN proxy card to stockholders of record as of April 22, 2005 of the Fund. I am soliciting a proxy to vote your shares at the Annual Meeting of Stockholders of the Fund (the "Meeting"). Please refer to the Fund's proxy soliciting material for additional information concerning the Meeting and the matters to be considered by stockholders including the election of directors.

This proxy statement and the enclosed GREEN proxy card are first being sent to stockholders of the Fund on or about May --, 2005.

                          INTRODUCTION
There are three matters that will be voted upon at the Meeting:
(1) the election of four directors; (2) ratification of the appointment of the independent auditors; and (3) a proposal recommending that stockholders be afforded an opportunity to realize net asset value ("NAV") for their shares as soon as practicable. I am soliciting a proxy to vote your shares FOR the election of my nominees, and FOR Proposals 2 and 3.

How Proxies Will Be Voted

If you return a GREEN proxy card in the enclosed envelope, your shares will be voted on each matter as you indicate subject to the condition set forth in the following paragraph. If you do not indicate how your shares are to be voted on a matter, they will be voted FOR the election of my nominees, and FOR Proposals 2 and
3. If you return a GREEN proxy card, you will be granting the proxy holders discretionary authority to vote on any other matters that may come before the Meeting including matters relating to the conduct of the Meeting.

Rule 14a-4(e) of the Securities Exchange Act of 1934 requires that, subject to reasonable specified conditions, all shares represented by proxy must be voted. The board of directors has adopted a bylaw that purports to require nominees to meet onerous qualifications which my nominees do not meet. Because I believe these qualifications constitute an improper constraint by the board on the right of stockholders to elect directors, I have requested that the board waive them and agree to comply with rule 14a-4(e) by allowing all proxies to be voted as instructed and counted. Thus far, the board has failed to do so and has failed to disclose how it will treat my proxies. If, prior to the Meeting, the board does not irrevocably agree to allow all proxies to be voted as instructed and counted, the proxy holders may not attend the Meeting and I intend to file a lawsuit to require all proxies to be voted as instructed and counted. If the proxy holders do not attend the Meeting your shares will not be counted toward a quorum or voted unless and until a court makes a determination as to how the Fund must treat them. If you do not believe the foregoing condition is reasonably specified or you unconditionally want your shares to be represented at the Meeting even if the board does not agree to allow them to be voted as you instruct and counted, you should not give me your proxy.

Voting Requirements

The presence in person or by proxy of at least one-third of the Fund's outstanding shares shall constitute a quorum. The four nominees receiving the greatest number of votes cast will be elected directors. Proposals 2 and 3 each require the affirmative vote of a majority of the votes cast at the Meeting for approval. Abstentions and broker non-votes are not treated as shares voted and thus will have no impact on either proposal.

Revocation of Proxies

You may revoke any proxy prior to its exercise by (i) delivering a written revocation of your proxy at the Meeting; (ii) executing and delivering a later dated proxy; or (iii) voting in person at the Meeting. (Attendance at the Meeting will not in and of itself revoke a proxy.) There is no limit on the number of times you may revoke your proxy prior to the Meeting. Only your latest dated proxy will be counted.

Information Concerning the Soliciting Shareholder

I, Phillip Goldstein, the soliciting stockholder, am an investment advisor. As of May --, 2005, I, my clients and clients of my affiliates beneficially owned --------- shares of the Fund, of which approximately ---------- shares have been bought in 2005, approximately -------------- shares have been bought in 2004 and approximately -------------- shares have been bought in 2003. There have been no sales since January 1, 2003.

                  REASONS FOR THE SOLICITATION

At the Fund's annual meeting on June 22, 2004, stockholders approved by a margin of 61% to 39% a proposal requesting the board of directors to promptly take the steps necessary to open-end the Fund or otherwise enable stockholders to realize net asset value for their shares. The board has refused to implement that proposal. I am submitting a similar proposal (Proposal 3) this year and intend to nominate candidates for election as directors that are committed to implementing the proposal if it is adopted.

                PROPOSAL 1: ELECTION OF DIRECTORS

At the Meeting, I intend to nominate the following persons for election as directors. Each nominee has consented to being named in this proxy statement and to serve as a director if elected. None of my nominees has any arrangement or understanding with any person with respect to employment by or transactions with the Fund or any affiliate of the Fund. I do not know of any material conflicts of interest that would prevent any of my nominees from acting in the best interest of the Fund. Please refer to the Fund's proxy soliciting material for additional information concerning the election of directors.

Gerald Hellerman (67), 10965 Eight Bells Lane, Columbia, MD 21044 Principal of Hellerman Associates, a financial and corporate consulting firm since 1993 ; director of The Mexico Equity and Income Fund; director and President of Innovative Clinical Solutions, Ltd., director of Frank's Nursery & Crafts, director of MVC Capital; director of Brantley Capital Corporation. Mr. Hellerman is presently serving as Manager-Investment Advisor for a U.S. Department of Justice Settlement Trust. Mr. Hellerman has served as a Trustee or Director of Third Avenue Value Trust, a Trustee of Third Avenue Variable Series Trust, and a Director of Clemente Strategic Value Fund.

Phillip Goldstein (60), 60 Heritage Drive, Pleasantville, NY
10570
Investment advisor to Opportunity Partners L.P., an activist-oriented private investment fund, and other clients since 1992. Mr. Goldstein has been a director of Brantley Capital Corporation since 2002, The Mexico Equity and Income Fund since 1999 and both The Emerging Markets Telecommunications Fund and The First Israel Fund since 2005.

Andrew Dakos (38), 43 Waterford Drive, Montville, NJ 07045
Mr. Dakos has been President of Elmhurst Capital, Inc., an investment advisory firm, since 2000. Mr. Dakos has also been a Managing Member of the general partner of Full Value Partners L.P., an investment partnership, since 2001. In addition, Mr. Dakos is President & CEO of UVitec Printing Ink Inc., a manufacturing firm. Mr. Dakos also currently serves as Director and Chairman of the Audit Committee of The Mexico Equity and Income Fund Inc., a publicly traded company.

Rajeev Das (36), 68 Lafayette Avenue, Dumont, NJ 07628
Mr. Das has been an analyst at Kimball and Winthrop Inc. the General Partner of Opportunity Partners L.P. an activist-oriented private investment fund since 1997 and since September 2004 Mr. Das has served as portfolio manager of Opportunity Income Plus L.P. a private investment fund. Mr. Das is currently a director of the Mexico Equity and Income Fund and a member of its Audit Committee. Mr. Das holds the CFA designation.

Neither Mr. Hellerman nor Mr. Dakos owns any shares. Mr. Das beneficially owns 400 shares. I beneficially own 30,344 shares jointly with my wife and 1,511 in an IRA account. Opportunity Partners owns of record one share and 685,363 shares in street name. A representative of Opportunity Partners will appear in person or by proxy at the annual meeting to nominate the above
persons.   I have voting and/or disposal authority for an
additional 1,417,278 shares that are beneficially owned by my clients (excluding Opportunity Partners). There are no definitive arrangements or understandings between any of our nominees and Opportunity Partners or its affiliates. Each nominee has consented to serve if elected.





 PROPOSAL 2: TO RATIFY PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT
               AUDITORS FOR THE FISCAL YEAR ENDING
                        DECEMBER 31, 2005

In the absence of contrary instructions, the proxy holders will vote your shares FOR this proposal.


 PROPOSAL 3:  A RECOMMENDATION THAT STOCKHOLDERS OF THE FUND BE
  AFFORDED AN OPPORTUNITY TO REALIZE NET ASSET VALUE FOR THEIR
                  SHARES AS SOON AS PRACTICABLE

Open-ending the Fund or a self-tender offer will allow stockholders to realize NAV for their shares. However, either action may also have adverse effects such as increasing the Fund's expense ratio or the percentage of assets held in illiquid investments. If adopted, this proposal will not be binding on the board. Moreover, if my nominees, who are committed to its implementation if it is adopted by stockholders, are elected, they will constitute a minority of the board. In the absence of contrary instructions, the proxy holders will vote your shares FOR this proposal.

                        THE SOLICITATION

I, Phillip Goldstein, the soliciting shareholder, am making this solicitation. Persons affiliated with or employed by me or my affiliates may assist me in the solicitation of proxies. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward this proxy statement and the enclosed GREEN proxy card to the beneficial owners of shares for whom they hold shares of record. I will reimburse these organizations for their reasonable out-of-pocket expenses.

Initially, I will bear all of the expenses related to this proxy solicitation. Because I believe that all shareholders will benefit from this solicitation, I intend to seek reimbursement of my expenses from the Fund. Shareholders will not be asked to vote on the reimbursement of my solicitation expenses which I estimate will be $50,000. There is no arrangement or understanding involving me or any of my affiliates relating to future employment by or any future transactions with the Fund or any of its affiliates.

DATED: May --, 2005









                           PROXY CARD

 Proxy Solicited in Opposition to the Board of Directors of The
   New Germany Fund, Inc. by Phillip Goldstein for the Annual
                     Meeting of Shareholders

The undersigned hereby appoints Rajeev Das, Andrew Dakos and Phillip Goldstein and each of them, as the undersigned's proxies, with full power of substitution, to attend the Annual Meeting of Shareholders of The New Germany Fund, Inc. (the "Fund") on June 21, 2005, (the "Meeting"), and any adjournment or postponement thereof, and to vote on all matters that may come before the Meeting and any such adjournment or postponement the number of shares that the undersigned would be entitled to vote if present in person, as specified below subject to the board, prior to the Meeting, irrevocably agreeing to allow all proxies to be voted as instructed and counted. If this condition is not met, the proxy holders may not attend the Meeting and Mr. Goldstein may file a lawsuit to require all proxies to be voted as instructed and counted. If the proxy holders do not attend the Meeting your shares will not be counted toward a quorum or voted unless and until a court so orders. The undersigned expressly (1) understands this condition as set forth in the proxy statement dated May --, 2005 of Phillip Goldstein and (2) agrees that this condition is reasonably specified.

(INSTRUCTIONS:  Mark votes by placing an "x" in the appropriate [
].)

1. ELECTION OF TWO DIRECTORS

[ ] FOR GERALD HELLERMAN            [ ] WITHHOLD AUTHORITY

[ ] FOR PHILLIP GOLDSTEIN                [ ] WITHHOLD AUTHORITY

[ ] FOR ANDREW DAKOS                     [ ] WITHHOLD AUTHORITY

[ ] FOR RAJEEV DAS                  [ ] WITHHOLD AUTHORITY


2. TO RATIFY PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005

  FOR [   ]                     AGAINST [   ]
  ABSTAIN [   ]

3. A RECOMMENDATION THAT STOCKHOLDERS OF THE FUND BE AFFORDED AN
OPPORTUNITY TO REALIZE NET ASSET VALUE FOR THEIR SHARES AS SOON
AS PRACTICABLE

  FOR [   ]                     AGAINST [   ]
  ABSTAIN [   ]


Please sign and date below. Your shares will be voted as directed subject to the board, prior to the Meeting, irrevocably agreeing to allow all proxies to be voted as instructed and counted. If no direction is made, this proxy will be voted FOR the election of the nominees named above in Proposal 1 and FOR Proposals 2 and 3. The undersigned hereby acknowledges receipt of the proxy statement dated May --, 2005 of Phillip Goldstein and revokes any proxy previously executed. (Important - Please be sure to enter date.)



SIGNATURE(S)__________________________  Dated: _______________